EXHIBIT 32.1

The following statement is being made to the U.S. Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

U.S. Securities and Exchange Commission
100 F. Street N.E.
Washington, DC 20549

Re: SPX FLOW, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that, to the best of his knowledge:

(i)  this Annual Report on Form 10-K, for the year ended December 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)  the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SPX FLOW, Inc.

Date: February 8, 2017

/s/ MARCUS G. MICHAEL	/s/ JEREMY W. SMELTSER

Marcus G. Michael	Jeremy W. Smeltser
President, Chief Executive Officer and Director	Vice President and Chief Financial Officer